Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of LINE Corporation of our report dated April 15, 2016, except for accounting for the MixRadio service as a discontinued operation as described in Note 3(1), as to which the date is May 25, 2016, relating to the financial statements of LINE Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Aarata

Tokyo, Japan

June 10, 2016